[PERICOM LOGO]


Contact: Jason Golz
Ashton Partners
Tel: 415-293-4411
jason.golz@fdashtonpartners.com


                          PERICOM SEMICONDUCTOR REPORTS
                        FISCAL Q2 2008 FINANCIAL RESULTS

                   Posts Year-Over-Year Revenue Growth of 32%
                          And Net Income Growth of 95%

San Jose, Calif. - January 31, 2008 - Pericom Semiconductor Corporation (NASDAQ:
PSEM), a worldwide supplier of high-speed integrated circuits and frequency control products, today announced results for its fiscal second quarter ended December 29, 2007.

Quarterly Highlights

      |X| Net revenues grew 6 percent sequentially and 32 percent year-over-year to $40.7 million.

      |X| Gross margin of 36.9 percent was up 50 basis points on a sequential basis and up 230 basis points year-over-year.

      |X| Net income grew 13 percent sequentially and 95 percent year-over-year to $4.4 million.

Net revenues for the second quarter were $40.7 million, up 5.9 percent from the $38.5 million reported in the first quarter, and up 32.0 percent from the $30.8 million reported in the comparable period last year. Gross margin was 36.9 percent, up from 36.4 percent last quarter, and up from 34.6 percent in the comparable period last year. Net revenues for the six-month period ending December 29, 2007 were $79.2 million, up 28.4 percent from the $61.7 million in the prior year comparable period. Gross margin in the six-month period ending December 29, 2007 was 36.7 percent, up from the 34.2 percent in the comparable period last year.

NEWS RELEASE January 31, 2008


Operating expenses in the quarter were $10.1 million, up slightly from $9.9 million in the previous quarter and up from $9.0 million in the comparable period last year. Operating expenses in the six-month period ending December 29, 2007 were $20.0 million, up from $18.7 million in the comparable period last year. Stock-based compensation expense in the quarter was $650,000, up from $508,000 in the previous quarter and up from $560,000 in the comparable period last year. Stock based compensation expense for the six-month period ended December 29, 2007 was $1.2 million, up from $1.1 million in the comparable prior year period.

Net income in the quarter was $4.4 million, or $0.16 per diluted share, compared with net income of $3.9 million, or $0.15 per diluted share in the first quarter and net income of $2.3 million, or $0.08 per diluted share, in the same period a year ago. Net income in the six-month period ending December 29, 2007 was $8.3 million, or $0.31 per diluted share, up from $3.9 million, or $0.15 per diluted share in the comparable prior year period.

"We delivered revenue at the high-end of our guidance, which was derived by demand for our high-speed serial protocol solutions for digital video, ultra mobility and high performance PCs and servers," said Alex, Hui, President and Chief Executive Officer. "Operating income increased 21.8% sequentially as a result of higher revenue, expanding margin and control of expenses.

"Our recent track record highlights the success of our previously stated growth initiatives. We believe our business is well positioned to continue capturing further share in high growth segments, within consumer, communications and computer vertical markets," concluded Hui.

New Products

Expanding our ultra mobility solution, Pericom launched two USB switches that respectively upgrade hand-held devices to support USB High Speed capability and combine USB High Speed and audio signals for new cell phones and MP3 players.

Expanding our solution for high-speed serial protocol, Pericom introduced a GreenPacket (TM) PCIe family of three packet switches available in industry's smallest BGA footprint and lowest power consumption for size and power sensitive applications in notebook PCs, video surveillance, networking and embedded markets.

            3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE January 31, 2008


Continuing our specialized timing solution, Pericom sampled a new low-power, low jitter series of spread-spectrum crystal oscillator modules in compact package for portable network applications, as well as a spread-spectrum clock generator for EMI-reduced video surveillance applications.

Share Repurchase Update

In April 2007, Pericom's board of directors authorized a share repurchase program to buy up to 2.0 million shares of its common stock. During the quarter, the Company spent approximately $280,000 repurchasing 17,334 shares of Pericom common stock at an average price of $16.14. The company has purchased a total of approximately 773,000 shares under this program at an average price of $10.82.

Fiscal Q3 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

      o Revenues in the third fiscal quarter are expected to be in the range of $38.5 million to $40.7 million.

      o Gross margins are expected to be in the 36 to 37 percent range. Margins are influenced by the product mix of turns business and sales, if any, of previously reserved inventory.

      o Operating expenses are expected to be in the range of $9.8 to $10.0 million, which include stock-based compensation expense of approximately $0.6 million.

      o Other income is expected to be approximately $1.4 million, consisting primarily of interest income.

      o     The effective tax rate is expected to be approximately 33 percent.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time. To listen to the call, dial (877) 548-7912 and reference "Pericom".

            3545 North First Street San Jose, CA 95134 (408) 435-0800

NEWS RELEASE January 31, 2008


A taped replay of the conference call will be made available for two days. To listen to the replay, dial (888) 203-1112 and reference conference number 5499455. The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its SaRonix-eCERA frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, Calif., with design centers and technical sales and support offices globally. http://www.pericom.com

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions `Fiscal Q3 Outlook', which regard the anticipated revenues, gross margin, operating expenses, other income and tax rate in the third fiscal quarter, and statements regarding Pericom being well positioned to continue capturing further share in high growth segments, within consumer, communications and computer vertical markets. The Company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 30, 2007, and our quarterly report on Form 10-Q/A for the quarter ended September 29, 2007, and, in particular, the risk factors sections of those filings.

            3545 North First Street San Jose, CA 95134 (408) 435-0800

                        Pericom Semiconductor Corporation
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (unaudited)

                                                                      Three Months Ended            Six Months Ended
                                                                      ------------------            ----------------
                                                                 Dec 29      Sep 29     Dec 30      Dec 29      Dec 30
                                                                  2007        2007       2006        2007        2006
                                                                  ----        ----       ----        ----        ----
Net revenues                                                    $ 40,726    $ 38,468   $ 30,842    $ 79,194    $ 61,668

Cost of revenues                                                  25,694      24,467     20,176      50,161      40,570
                                                                --------    --------   --------    --------    --------

      Gross profit                                                15,032      14,001     10,666      29,033      21,098

Operating expenses:

      Research and development                                     4,278       4,082      4,040       8,360       7,982

      Selling, general and administrative                          5,786       5,839      4,919      11,625      10,714
                                                                --------    --------   --------    --------    --------

                Total                                             10,064       9,921      8,959      19,985      18,696

Income from operations                                             4,968       4,080      1,707       9,048       2,402

Interest and other income                                          1,622       1,370      1,151       2,992       2,431

Other than temporary decline in value of investment                    0           0          0           0          (1)
                                                                --------    --------   --------    --------    --------

Income before income taxes                                         6,590       5,450      2,858      12,040       4,832

Income tax expense                                                 2,344       1,691        691       4,035       1,311

Minority interest in (income) loss in consolidated subsidiary        (19)          3        (21)        (16)        (30)

Equity in income (loss) of investees                                 169         121        110         290         390
                                                                --------    --------   --------    --------    --------

Net income                                                      $  4,396    $  3,883   $  2,256    $  8,279    $  3,881
                                                                ========    ========   ========    ========    ========

Basic income per share                                          $   0.17    $   0.15   $   0.09    $   0.32    $   0.15
                                                                ========    ========   ========    ========    ========

Diluted income per share                                        $   0.16    $   0.15   $   0.08    $   0.31    $   0.15
                                                                ========    ========   ========    ========    ========

Shares used in computing basic income
per share                                                         25,888      25,745     26,113      25,817      26,122
                                                                ========    ========   ========    ========    ========

Shares used in computing diluted income
per share                                                         26,959      26,379     26,783      26,669      26,737
                                                                ========    ========   ========    ========    ========

                                    - more -

            3545 North First Street San Jose, CA 95134 (408) 435-0800

                        Pericom Semiconductor Corporation
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                                          As of             As of
                                                                       Dec 29,2007      Jun 30, 2007
                                                                       -----------      ------------
                                                                       (unaudited)
                                                                       -----------
                                     Assets

Current Assets:
               Cash & cash equivalents                                   $  8,664           $ 29,173
               Restricted cash                                               --
               Short-term investments                                     105,828             42,268
               Accounts receivable                                         25,459             19,621
               Inventories                                                 20,461             14,787
               Prepaid expenses and other current assets                      866                669
               Deferred income taxes                                        3,666              4,280
                                                                         --------           --------
                            Total current assets                          164,944            110,798

Property and equipment, net                                                26,874             23,940
Investments in unconsolidated affiliates                                    9,963              9,619
Deferred income taxes-non current                                           5,522              5,572
Long-term investment in marketable securities                              17,881             59,574
Goodwill                                                                    1,325              1,348
Intangible assets                                                           1,222              1,311
Other assets                                                                2,922              2,073
                                                                         --------           --------
                            Total assets                                 $230,653           $214,235
                                                                         ========           ========


                            Liabilities and Shareholders' Equity

Current liabilities:

               Accounts payable                                          $ 16,153           $ 12,553
               Accrued liabilities                                          9,786              8,718
               Short-term and current portion of long-term debt                 0                392
                                                                         --------           --------
                            Total current liabilities                      25,939             21,663

Long-term debt                                                                  0                388
Deferred tax liabilities                                                      797                797
Other long-term liabilities                                                     0                  3
Minority interest in consolidated subsidiaries                              1,018                906
                                                                         --------           --------
                            Total liabilities                              27,754             23,757

Shareholders' equity:
               Common stock                                               138,548            135,887
               Retained earnings and other                                 64,351             54,591
                                                                         --------           --------
                            Total shareholders' equity                    202,899            190,478
                                                                         --------           --------

                            Total liabilities and shareholders' equity   $230,653           $214,235
                                                                         ========           ========

                                     - end -

            3545 North First Street San Jose, CA 95134 (408) 435-0800